As filed with the Securities and Exchange Commission on November 4, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CYTODYN INC.

(Exact name of registrant as specified in its charter)

Delaware	83-1887078
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1111 Main Street, Suite 660

Vancouver, Washington 98660

(360) 980-8524

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Robert E. Hoffman

Chief Financial Officer

CytoDyn Inc.

1111 Main Street, Suite 660

Vancouver, Washington 98660

Telephone: (360) 980-8524

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to the agent for service, to:

Mary Ann Frantz Miller Nash LLP 1140 SW Washington St, Ste 700 Portland, Oregon 97205 Telephone: (503) 224-5858	Steven M. Skolnick James O’Grady Lowenstein Sandler LLP 1251 Avenue of the Americas New York, NY 10020 Telephone: (212) 262-6700

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer:	☐	Accelerated filer:	☐

Non-accelerated filer:	☒	Smaller reporting company:	☒

		Emerging growth company:	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement is effective. This prospectus is not an offer to sell these securities, and we are not soliciting offers to buy these securities, in any state or other jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION

PRELIMINARY PROSPECTUS DATED NOVEMBER 4, 2025

Up to 120,000,000 Shares of Common Stock

This prospectus relates to the offer and sale from time to time of up to 120,000,000 shares of common stock, $0.001 par value per share (the “common stock”), by YA II PN, Ltd., a Cayman Islands exempt limited partnership (“YA” or the “Selling Stockholder”). YA is a fund managed by Yorkville Advisors Global, LP.

The shares of our common stock being offered by the Selling Stockholder may be issued pursuant to the Standby Equity Purchase Agreement, dated November 3, 2025 that we entered into with YA (the “Purchase Agreement”). We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of our common stock by the Selling Stockholder. However, we may receive up to $30.0 million in aggregate gross proceeds from sales of our common stock to YA that we may make under the Purchase Agreement, from time to time after the date of this prospectus (the “Advance Shares”). The shares that may be offered pursuant to this prospectus would be purchased by YA, pursuant to the Purchase Agreement, at 98% of the lowest daily volume weighted average price of our common stock as reported by Bloomberg L.P. (“VWAP”) during the relevant three consecutive trading day period (the “Pricing Period”) commencing on the date that we direct YA to purchase amounts of our common stock under the Purchase Agreement that we specify in a written notice (an “Advance Notice”), subject to certain limitations.

See the sections titled “The YA Transaction” for a description of the transaction contemplated by the Purchase Agreement and “Selling Stockholder” for additional information regarding YA. The Selling Stockholder may sell the shares of our common stock included in this prospectus in a number of different ways and at varying prices. We provide more information about how the Selling Stockholder may sell the shares in the section entitled “Plan of Distribution.” The Selling Stockholder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended (the “Securities Act”).

The Selling Stockholder will pay all brokerage fees and commissions and similar expenses in connection with the offer and sale of the shares by the Selling Stockholder pursuant to this prospectus. We will pay the expenses (except brokerage fees and commissions and similar expenses) incurred in registering under the Securities Act the offer and sale of the shares included in this prospectus by the Selling Stockholder. See “Plan of Distribution." Our common stock is currently quoted on the OTCQB tier of the OTC Markets Group, Inc. under the symbol “CYDY.” On October 31, 2025, the closing price of our common stock was $0.236 per share.  Our principal executive office is located at 1111 Main Street, Suite 660, Vancouver, Washington 98660, and our telephone number is (360) 980-8524.

Investing in our securities involves risk. You should carefully consider the risks that we have described under the section captioned “Risk Factors” in this prospectus on page 6 before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is , 2025

9

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (“SEC”), and includes exhibits that provide more detail with respect to the matters discussed in this prospectus.

CytoDyn Inc. and its consolidated subsidiaries are referred to herein as “CytoDyn,” “the Company,” “we,” “us” and “our,” unless the context indicates otherwise.

You should only rely on the information contained in or incorporated by reference in this prospectus, and any accompanying prospectus supplement or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Stockholder have authorized anyone to provide you with different information. Neither we nor the Selling Stockholder take responsibility for, and can provide no assistance as to the reliability of, any other information that others may give you. You should not assume that the information in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date of the applicable document. Since the date of this prospectus and the documents incorporated by reference into this prospectus, our business, financial condition, results of operations and prospects may have changed. Neither we nor the Selling Stockholder will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should read this prospectus, any applicable prospectus supplement or post-effective amendment to the registration statement, and the related exhibits filed with the SEC, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” before making your investment decision.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains certain forward-looking statements that involve risks, uncertainties and assumptions that are difficult to predict. Words and expressions reflecting optimism, satisfaction, or disappointment with current prospects, as well as words such as “believes,” “intends,” “estimates,” “expects,” “projects,” “plans,” “anticipates” and variations thereof, or the use of future tense, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. Our forward-looking statements are not guarantees of performance, and actual results could vary materially from those contained in or expressed by such statements. In evaluating all such statements, we urge you to specifically consider various risk factors identified in this prospectus, including the matters set forth under the heading “Risk Factors”, any of which could cause actual results to differ materially from those indicated by our forward-looking statements.

Our forward-looking statements reflect our current views with respect to future events and are based on currently available financial, economic, scientific, and competitive data and information about current business plans. Forward-looking statements include, among others, statements about leronlimab, its ability to have positive health outcomes, the Company’s ability to implement a successful operating strategy for the development of leronlimab and thereby create shareholder value, the ability to obtain regulatory approval of the Company’s drug products for commercial sales, and the strength of the Company’s leadership team. The Company’s forward-looking statements are not guarantees of performance, and actual results could vary materially from those contained in or expressed by such statements due to risks and uncertainties, including: (i) the regulatory determinations of leronlimab’s safety and effectiveness to treat the disease and conditions for which we are studying the product by the FDA and, potentially, drug regulatory agencies in other countries; (ii) the Company’s ability to raise additional capital to fund its operations; (iii) the Company’s ability to meet its debt and other payment obligations; (iv) the Company’s ability to enter into or maintain partnership or licensing arrangements with third parties; (v) the Company’s ability to recruit and retain key employees; (vi) the timely and sufficient development, through internal resources or third-party consultants, of analyses of the data generated from the Company’s clinical trials required by the FDA or other regulatory agencies in connection with applications for approval of the Company’s drug product; (vii) the Company’s ability to achieve approval of a marketable product; (viii) the design, implementation, and conduct of clinical trials; (ix) the results of any such clinical trials, including the possibility of unfavorable clinical trial results; (x) the market for, and marketability of, any product that is approved; (xi) the existence or development of vaccines, drugs, or other treatments that are viewed by medical professionals or patients as superior to the Company’s products; (xii) regulatory initiatives, compliance with governmental regulations, and the regulatory approval process; (xiii) legal proceedings, investigations, or inquiries affecting the Company or its products; (xiv) stockholder actions or proposals with regard to the Company, its management, or its Board of Directors; (xv) general economic and business conditions; (xvi) changes in domestic and foreign political and social conditions; and (xvii) various other matters, many of which are beyond the Company’s control. Should one or more of these risks or uncertainties develop, or should underlying assumptions prove to be incorrect, actual results may vary materially and adversely from those anticipated, believed, estimated, or otherwise indicated by our forward-looking statements. We urge you to specifically consider the various risk factors identified in this prospectus, including the statements set forth in the section titled “Risk Factors” on page 6 and elsewhere in this prospectus, in any accompanying prospectus supplement, and in the documents incorporated or deemed incorporated herein or therein by reference, any of which could cause actual results to differ materially from those indicated by our forward-looking statements.

The Private Securities Litigation Reform Act of 1995 and Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) do not protect any forward-looking statements that we make in connection with this offering. All forward-looking statements included in this prospectus and in the documents incorporated by reference in this prospectus are based on information available to us on the date of this prospectus or the date of the applicable document incorporated by reference. Except as required by law, we do not undertake any responsibility to update these forward-looking statements to address events or circumstances that occur after the date of this prospectus. Additionally, we do not undertake any responsibility to update you on the occurrence of any unanticipated events that may cause actual results to differ from those expressed or implied by these forward-looking statements.

PROSPECTUS SUMMARY

This summary highlights certain information about us, this offering and information appearing elsewhere in this prospectus and in the documents we incorporate by reference. This summary is not complete and does not contain all of the information that you should consider before investing in our securities. To fully understand this offering and its consequences to you, you should read this entire prospectus carefully, including the information referred to under the heading “Risk Factors” on page 6 of this prospectus, and the financial statements and other information incorporated by reference in this prospectus, when making an investment decision. This is only a summary and may not contain all the information that is important to you. You should carefully read both this prospectus and any accompanying prospectus supplement, including the information incorporated by reference therein, and any other offering materials, together with the additional information described under the heading “Where You Can Find More Information.”

About Us

The Company is a clinical stage biotechnology company focused on the clinical development and potential commercialization of its product candidate, leronlimab, which is being studied for its potential in solid-tumor oncology.

Our current business strategy is the clinical development of leronlimab, which may include the following:

1.	Continue the Phase II trial of leronlimab in patients with relapsed/refractory micro-satellite stable colorectal cancer;
2.	Conduct additional studies exploring leronlimab and its therapeutic potential in other solid-tumor oncology indications, including but not limited to metastatic triple-negative breast cancer; and
3.	Continue our work researching and developing a new or modified long-acting version of leronlimab.

Corporate Information

CytoDyn Inc. is a Delaware corporation with its principal executive offices at 1111 Main Street, Suite 660, Vancouver, Washington 98660, telephone (360) 980-8524. Our website can be found at www.cytodyn.com. We do not intend to incorporate any contents from our website into this prospectus. Effective August 27, 2015, we completed a reincorporation from Colorado to Delaware. Effective November 16, 2018, we implemented a holding company reorganization, and as a result we became the successor issuer and reporting company to the former CytoDyn Inc. (now our wholly owned subsidiary, CytoDyn Operations Inc.).

Smaller Reporting Company

We are a “smaller reporting company” as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, we may take advantage of certain reduced disclosure obligations available to smaller reporting companies, including the exemption from compliance with the auditor attestation requirements pursuant to the Sarbanes-Oxley Act of 2002, reduced disclosure about our executive compensation arrangements, and the requirements to provide only two years of audited financial statements in our annual reports and registration statements. We will continue to be a “smaller reporting company” as long as (1) we have a public float (i.e., the market value of our common stock held by non-affiliates) less than $250 million calculated as of the last business day of our most recently completed second fiscal quarter, or (2) our annual revenues are less than $100 million for our previous fiscal year and we have either no public float or a public float of less than $700 million as of the end of that fiscal year’s second fiscal quarter. Reduced disclosures in our SEC filings due to our status as a “smaller reporting company” may make it harder for investors to analyze our results of operations and financial prospects.

THE OFFERING

On November 3, 2025, we entered into the Purchase Agreement with YA, pursuant to which YA has committed to purchase up to $30.0 million of our common stock (the “Commitment Amount”), at our direction from time to time after the date of the Purchase Agreement, subject to the satisfaction of the conditions in the Purchase Agreement. Pursuant to the terms of the Purchase Agreement, we will issue 1,270,110 shares of common stock to YA, which is equal to the amount of 1.00% of the Commitment Amount (the “Commitment Fee”), of which one-half shall be issued within five days after the date of execution of the Purchase Agreement (the “Effective Date”), and the remaining one-half shall be issued on the six-month anniversary of the Effective Date (collectively, the “Commitment Shares”).The Commitment Shares will be issued to YA as consideration for its irrevocable commitment to purchase shares of our common stock under the Purchase Agreement. In addition, we paid YA a one-time structuring fee in the amount of $25,000.

YA has no right to require us to sell any shares of common stock to YA, but YA is obligated to make purchases as directed by us, subject to the satisfaction of conditions set forth in the Purchase Agreement at each time we may direct YA to purchase shares of our common stock under the Purchase Agreement (each, an “Advance” and collectively, the “Advances”). Actual shares of common stock sold to YA from time to time will depend on a variety of factors, including, among others, market conditions, the trading price of our common stock and determinations by us as to the appropriate sources of funding for us and our operations.

The net proceeds under the Purchase Agreement to us will depend on the frequency and prices at which we sell shares of our common stock, our ability to meet the conditions set forth in the Purchase Agreement, and any impacts of the Ownership Limitation, as defined and discussed below in the section titled “The YA Transaction.” We expect that any proceeds received by us from such sales of common stock will be used for working capital and general corporate purposes, including the repayment of debt.

YA has agreed that, during the term of the Purchase Agreement, neither YA nor its affiliates will engage in any short sales or hedging transactions which establish a net short position with respect to our common stock; provided that upon receipt of an Advance Notice, YA may sell shares that it is obligated to purchase under such Advance Notice prior to taking possession of such shares.

The Purchase Agreement contains customary representations, warranties, conditions, and indemnification obligations of the parties. The representations, warranties, and covenants were made only for purposes of the Purchase Agreement and as of specific dates, were solely for the benefit of the parties to the Purchase Agreement, and may be subject to limitations agreed upon by the Company and YA.

Unless terminated earlier as provided in the Purchase Agreement, the Purchase Agreement will automatically terminate upon the earliest of (i) the expiration of the 36-month period following the date of execution of the Purchase Agreement and (ii) YA having made full payment of Advances equal to the Commitment Amount under the Purchase Agreement. We have the right to terminate the Purchase Agreement at any time, at no cost or penalty, upon five trading days’ prior written notice to YA, providing that there are no (i) Advance Notices under which the common stock has not yet been issued and paid for and (ii) amounts owed to YA pursuant to the Purchase Agreement. We and YA may also agree to terminate the Purchase Agreement by mutual written consent.

There are substantial risks to our stockholders as a result of the sale and issuance of common stock to YA under the Purchase Agreement. These risks include substantial dilution, significant declines in our stock price, and our inability to draw sufficient funds when needed. See the section titled “Risk Factors” on page 6 of this prospectus. Issuances of our common stock under the Purchase Agreement will not affect the rights or privileges of our existing stockholders, except that the economic and voting interests of each of our existing stockholders will be diluted as a result of any such issuance. Although the number of shares of common stock that our existing stockholders own will not decrease, the shares owned by our existing shareholders will represent a smaller percentage of our total outstanding shares after any such issuances pursuant to the Purchase Agreement.

SECURITIES OFFERED

We are registering for resale by the Selling Stockholder an aggregate of 120,000,000 shares of our common stock as described below.

118,729,890 Advance Shares we may sell to YA under the Purchase Agreement from time to time.
Issuer	CytoDyn Inc.
Securities Being Offered by the Selling Stockholder

120,000,000 shares of common stock which may be issued pursuant to the Purchase Agreement, consisting of (i) 1,270,110 Commitment Shares to be issued to YA and (ii) up to 118,729,890 shares of common stock that we may elect to sell to YA, in our sole discretion, from time to time after the date of, and pursuant to, the Purchase Agreement and during the Commitment Period.

Common Shares Outstanding Prior to this Offering	1,262,563,778 shares of common stock (as of October 31, 2025).
Common Shares Outstanding After this Offering

1,382,563,778 shares of common stock, assuming the issuance of a total of 120,000,000 shares of common stock to YA. The actual number of shares of common stock outstanding as a result of this offering will vary depending upon the number of Advance Shares we sell under the Purchase Agreement.

Use of Proceeds

We will not receive any proceeds from the sale of common stock included in this prospectus by the Selling Stockholder. We may receive up to $30.0 million aggregate gross proceeds under the Purchase Agreement from sales of Advance Shares that we elect to make to YA pursuant to the Purchase Agreement, if any, from time to time during the Commitment Period in our sole discretion, although the actual amount of proceeds that we may receive cannot be determined at this time and will depend on the number of Advance Shares we sell under the Purchase Agreement and market prices at the times of such sales. We expect that any proceeds that we receive from sales of Advance Shares to YA under the Purchase Agreement will be used for working capital and general corporate purposes, including the repayment of debt.

Market for Common Shares	Our common stock is currently quoted on the OTCQB tier of the OTC Markets Group, Inc. under the symbol “CYDY.”
Risk Factors	See “Risk Factors” and other information included in this prospectus for a discussion of factors you should consider before investing in our securities.

RISK FACTORS

Investing in our securities involves risks. You should carefully consider the risks, uncertainties and other factors described in our most recent Annual Report on Form 10-K, as may be supplemented and updated by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that we have filed or will file with the SEC, and in other documents that are incorporated by reference into this prospectus, as well as the risk factors and other information contained in or incorporated by reference into any accompanying prospectus supplement, before investing in any of our securities. Our financial condition, results of operations, and cash flows could be materially adversely affected by any of these risks. The risks and uncertainties described in the documents incorporated by reference herein are not the only risks and uncertainties that you may face.

For more information about our SEC filings, please see “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

Additional Risks Related to this Offering and Our Common Stock

Substantial blocks of our common stock may be sold into the market as a result of the shares sold to YA under the Purchase Agreement, which may cause the price of our common stock to decline.

The price of our common stock could decline if there are substantial sales of shares of our common stock, if there is a large number of shares of our common stock available for sale, or if there is the perception that these sales could occur.

On November 3, 2025, we entered into the Purchase Agreement with YA. Pursuant to the Purchase Agreement, we will have the right, but not the obligation, to sell to YA up to $30.0 million of our shares of common stock, at our request any time during the 36 months following the execution of the Purchase Agreement. Pursuant to the terms of the Purchase Agreement, we will issue 1,270,110 Commitment Shares to YA, with 50% being issued within five days after the Effective Date and 50% being issued on the six-month anniversary of the Effective Date, as consideration for YA’s irrevocable commitment to purchase Advance Shares under the Purchase Agreement.

Any issuance of shares of common stock pursuant to the Purchase Agreement will dilute the percentage ownership of stockholders and may dilute the per share projected earnings (if any) or book value of our common stock. Sales of a substantial number of shares of our common stock in the public market or other issuances of shares, or the perception that these sales or issuances could occur, could cause the market price of our common stock to decline and may make it more difficult for you to sell your shares at a time and price that you deem appropriate.

It is not possible to predict the actual number of shares we will sell under the Purchase Agreement to the Selling Stockholder at any one time or in total, or the actual gross proceeds resulting from those sales.

We generally have the right to control the timing and amount of any sales of our shares of common stock to YA under the Purchase Agreement. Sales of our common stock, if any, to YA under the Purchase Agreement will depend upon market conditions and other factors. We may ultimately decide to sell to YA all, some, or none of the shares of our common stock that may be available for us to sell to YA pursuant to the Purchase Agreement.

Because the purchase price per share to be paid by YA for the shares of common stock that we may elect to sell to YA under the Purchase Agreement, if any, will fluctuate based on the market price of our common stock during the applicable Pricing Period for each Advance made pursuant to the Purchase Agreement, if any, it is not possible for us to predict, as of the date of this prospectus and prior to any such sales, the number of shares of common stock that we will sell to YA under the Purchase Agreement, the purchase price per share that YA will pay for shares purchased from us under the Purchase Agreement, or the aggregate gross proceeds that we will receive from those purchases by YA under the Purchase Agreement, if any.

Although the Purchase Agreement provides that we may sell up to an aggregate of $30.0 million of our common stock to YA, only 120,000,000 shares of our common stock are being registered for resale by YA under the registration statement that includes this prospectus, consisting of (i) the 1,270,110 Commitment Shares to be issued to YA as consideration for its commitment to purchase our common stock under the Purchase Agreement and (ii) up to 118,729,890 shares of common stock that we may elect to sell to YA, in our sole discretion, from time to time after the date of, and pursuant to, the Purchase Agreement and during the Commitment Period. Even if we elect to sell to YA all of the shares of common stock being registered for resale under this prospectus, depending on the market prices of our common stock at the time of such sales, the actual gross proceeds from the sale of all such shares may be substantially less than the $30.0 million Commitment Amount under the Purchase Agreement, which could materially adversely affect our liquidity.

If we desire to issue and sell to YA under the Purchase Agreement more than the 120,000,000 shares being registered for resale under this prospectus, and other limitations in the Purchase Agreement would allow us to do, we would need to file with the SEC one or more additional registration statements to register under the Securities Act the resale by YA of any such additional shares of our common stock and the SEC would have to declare such registration statement or statements effective before we could sell additional shares.

Further, the resale by YA of a significant amount of shares registered for resale in this offering at any given time, or the perception that these sales may occur, could cause the market price of our common stock to decline and to be highly volatile.

Investors who buy shares at different times will likely pay different prices.

Pursuant to the Purchase Agreement, we will have discretion, subject to market demand and certain limitations and the satisfaction of certain conditions, to vary the timing, prices, and numbers of shares sold to YA. If and when we do elect to sell shares of our common stock to YA pursuant to the Purchase Agreement, YA may resell all, some, or none of such shares at any time or from time to time in its discretion and at different prices. As a result, investors who purchase shares from YA in this offering at different times will likely pay different prices for those shares, and so may experience different levels of dilution and in some cases substantial dilution and different outcomes in their investment results. Investors may experience a decline in the value of the shares they purchase from YA in this offering as a result of future sales made by us to YA at prices lower than the prices such investors paid for their shares in this offering.

Our current business plans require a significant amount of capital. If we are unable to obtain sufficient funding or do not have access to capital, we may not be able to execute our business plans and our prospects, financial condition, and results of operations could be materially adversely affected.

The extent to which we rely on YA as a source of funding will depend on a number of factors, including the prevailing market price of our common stock, our ability to meet the conditions necessary to deliver Advance Notices under the Purchase Agreement, the impact of  the Ownership Limitation, and the extent to which we are able to secure funding from other sources. In addition to the amount of funds we ultimately raise under the Purchase Agreement, if any, we expect to continue to seek other sources of funding, including by offering additional equity or equity-linked securities, through one or more credit facilities and potentially by offering debt securities, to finance a portion of our future expenditures.

We have experienced operating losses, and we expect to continue to incur operating losses as we implement our business plans. We expect our capital expenditures will continue to be significant in the foreseeable future as we seek to obtain FDA approval of our drug product.

We entered into the Purchase Agreement whereby we will have the right, but not the obligation, to sell to YA up to $30.0 million of our shares of common stock. However, our right to sell shares under the Purchase Agreement is subject to certain conditions that may not be satisfied. Accordingly, we may not be able to utilize this facility to raise additional capital when, or in the amounts, we may require.

Future sales, or the perception of future sales, of our common stock or other securities might result in significant dilution to our existing stockholders and could cause the price of our common stock to decline.

Subject to compliance with applicable securities laws, sales of a substantial number of our common stock in the public market could occur at any time. These sales, or the market perception that these sales may occur, could reduce the prevailing market price of our common stock. The effect, if any, that future public sales of these securities or the availability of these securities for sale will have on the market price of our common stock is uncertain. If the market price of our common stock were to drop as a result, this might impede our ability to raise additional capital and might cause remaining shareholders to lose all or part of their investment.

Management will have broad discretion as to the use of the proceeds from the Purchase Agreement and uses may not improve our financial condition or market value.

Because we have not designated the amount of net proceeds from the Purchase Agreement to be used for any particular purpose, our management will have broad discretion as to the application of such proceeds. Our management may use the proceeds for working capital and general corporate purposes that may not improve our financial condition or advance our business objectives. The failure of our management team to use such proceeds effectively could have a material adverse effect on our business, financial condition, and results of operations.

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by YA. All of the common stock offered by the Selling Stockholder pursuant to this prospectus will be sold by the Selling Stockholder for its own account. We will not receive any of the proceeds from these sales.

We may receive up to $30.0 million aggregate gross proceeds under the Purchase Agreement from any sales we make to YA pursuant to the Purchase Agreement. However, we are unable to estimate the actual amount of proceeds that we may receive, as it will depend on the number of shares that we choose to sell, limitations in the Purchase Agreement, including the Ownership Limitation, our ability to meet the conditions to Purchases set forth in the Purchase Agreement, market conditions, and the price of shares of our common stock, among other factors.

We expect to use any proceeds that we receive under the Purchase Agreement for working capital and general corporate purposes, including the repayment of debt. As of the date of this prospectus, we cannot specify with certainty all of the particular uses, and the respective amounts we may allocate to those uses, for any net proceeds we receive. Accordingly, we will retain broad discretion over the use of these proceeds.

DETERMINATION OF OFFERING PRICE

We cannot currently determine the price or prices at which shares of our common stock may be sold by the Selling Stockholder under this prospectus as the price will be determined by the prevailing public market price for shares of our common stock, by negotiations between the Selling Stockholder and the buyers of our common stock in private transactions or as otherwise described in “Plan of Distribution.”

SELLING STOCKHOLDER

This prospectus relates to the possible resale from time to time by YA of up to 120,000,000 shares of common stock that have been or may be issued by us to YA under the Purchase Agreement. For additional information regarding the issuance of common stock covered by this prospectus, see the section titled “The YA Transaction” below. Except for the transactions contemplated by the Purchase Agreement, neither YA, nor any persons (entities or natural persons) who have control over YA, have held any position or office, or have otherwise had any material relationship with us or any of our subsidiaries, within the past three years.

The table below presents information regarding the Selling Stockholder and the shares of common stock that it may offer from time to time under this prospectus. This table is prepared based on information supplied to us by the Selling Stockholder. The number of shares in the column “Maximum Number of Shares of Common Stock to be Offered Pursuant to this Prospectus” represents all of the shares of common stock that the Selling Stockholder may offer under this prospectus. The Selling Stockholder may sell some, all, or none of its shares in this offering. We do not know how long the Selling Stockholder will hold the shares before selling them, and we currently have no agreements, arrangements, or understandings with the Selling Stockholder regarding the sale of any of the shares.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act and includes shares of common stock with respect to which the Selling Stockholder has voting and investment power. The percentage of shares of common stock beneficially owned by the Selling Stockholder prior to the offering shown in the table below is based on an aggregate of 1,262,563,778 shares of our common stock outstanding on October 31, 2025. The number of shares that may actually be sold by us under the Purchase Agreement may be fewer than the number of shares being offered by this prospectus. The fourth column assumes the sale of all of the shares offered by the Selling Stockholder pursuant to this prospectus.

Name of Selling Stockholder	Number of Shares of Common Stock Owned Prior to Offering		Maximum Number of Shares of Common Stock to be Offered Pursuant to this Prospectus	Number of Shares of Common Stock Owned After Offering
	Number	Percent		Number(1)	Percent
YA II PN, Ltd.(2)	635,055	*	120,000,000	0	—

__________________

*Less than 1.0%.

(1) Assumes the sale of all shares being offered pursuant to this prospectus.

(2) All investment decisions for YA II PN, Ltd. are made by Yorkville Advisors Global II, LLC’s President and Managing Member, Mr. Mark Angelo. The business address of the Selling Stockholder is 1012 Springfield Avenue, Mountainside, New Jersey 07092.

THE YA TRANSACTION

On November 3, 2025, we entered into the Purchase Agreement, pursuant to which YA has committed to purchase up to $30.0 million of our common stock, at our direction from time to time after the date of this prospectus and during the Commitment Period, subject to certain limitations and the satisfaction of the conditions in the Purchase Agreement.

Under the terms and conditions of the Purchase Agreement, we have the right, but not the obligation, to sell to YA, and YA is obligated to purchase, up to $30.0 million of our common stock. Such sales of common stock, if any, will be subject to certain limitations, and may occur from time to time at our sole discretion, over the 36-month period commencing on the date of the Purchase Agreement; provided, that the registration statement that includes this prospectus covering the resale by YA of shares of common stock that have been or may be issued under the Purchase Agreement is declared effective by the SEC and the other conditions set forth in the Purchase Agreement are satisfied.

YA has no right to require us to sell any shares of common stock to YA, but YA is obligated to make purchases at our direction subject to certain limitations and the satisfaction of certain conditions. There is no upper limit on the price per share that YA could be obligated to pay for the common stock under the Purchase Agreement. Actual sales of shares of common stock to YA from time to time will depend on a variety of factors, including, among others, market conditions, the trading price of our common stock, and determinations by us as to the appropriate sources of funding for us and our operations.

We do not know what the purchase price for our common stock will be and therefore cannot be certain as to the number of shares we might issue to YA under the Purchase Agreement. As of October 31, 2025, there were 1,262,563,778 shares of our common stock outstanding. Although the Purchase Agreement provides that we may sell up to $30.0 million of our common stock to YA, only 120,000,000 shares of our common stock are being registered for resale by the Selling Stockholder under this prospectus, which represent (i) 1,270,110 Commitment Shares that we will issue to YA as consideration for its irrevocable commitment to purchase shares of common stock under the Purchase Agreement and (ii) up to 118,729,890 shares of common stock that may be issued to YA, if and when we elect to sell shares under the Purchase Agreement. Depending on the market prices of our common stock at the time we elect to issue and sell shares to YA under the Purchase Agreement, to the extent the limitations in the Purchase Agreement allow, we may need to file with the SEC one or more additional registrations statements to register for resale additional shares of our common stock in order to receive aggregate gross proceeds equal to the $30.0 million Commitment Amount under the Purchase Agreement. If all of the 120,000,000 shares offered by YA under this prospectus were issued and outstanding as of the date hereof, such shares would represent approximately 8.7% of the total number of shares of our common stock outstanding.

The Purchase Agreement prohibits us from directing YA to purchase any shares of common stock if those shares, when aggregated with all other shares of our common stock then beneficially owned by YA and its affiliates as a result of purchases under the Purchase Agreement, would result in YA and its affiliates having beneficial ownership of more than 4.99% of our then outstanding common stock (the “Ownership Limitation").

The net proceeds under the Purchase Agreement to us will depend on the frequency and prices at which we sell shares of our stock to YA. We expect that any proceeds received by us from such sales to YA will be used for working capital and general corporate purposes, including the repayment of debt.

As consideration for YA’s commitment to purchase the shares of common stock pursuant the Purchase Agreement, we (i) paid YA a structuring fee in the amount of $25,000; and (ii) will pay a Commitment Fee in an amount equal to 1.00% of the Commitment Amount, to be paid in the form of Commitment Shares issued to YA, of which one-half will be issued within five days after the Effective Date, and the remaining one-half will be issued on the six-month anniversary of the Effective Date.

Purchase of Shares Under the Purchase Agreement

We have the right, but not the obligation, from time to time at our sole discretion over the 36-month period from the date of the Purchase Agreement, to direct YA to purchase amounts of our common stock under the Purchase Agreement that we may specify in an Advance Notice delivered to YA on any trading day. Subject to the satisfaction of the conditions under the Purchase Agreement, we may deliver Advance Notices from time to time, provided that we have delivered all shares related to all prior Advances. We, at our discretion, may also specify a minimum acceptable price per share in an Advance Notice.

The purchase price of the shares of common stock that we may direct YA to purchase pursuant to an Advance will be equal to 98% of the lowest VWAP during the relevant Pricing Period as set forth in the Purchase Agreement, subject to certain limitations.

The payment for, against simultaneous delivery of, shares in respect of each Advance under the Purchase Agreement will be settled as soon as practicable on or after each Advance Date, as set forth in the Purchase Agreement.

Conditions to Delivery of Advance Notices

Our ability to deliver Advance Notices to YA under the Purchase Agreement is subject to the satisfaction of certain conditions, all of which are entirely outside of YA’s control, including, among other things, the following:

●	The accuracy in all material respects of our representations and warranties included in the Purchase Agreement;
●	The effectiveness of the registration statement that includes this prospectus (and any one or more additional registration statements filed with the SEC that include shares of common stock that may be issued and sold by us to YA under the Purchase Agreement);
●	Our receipt of all permits and qualifications required by any appliable state for the offer and sale of the common stock issuable pursuant to such Advance Notice;
●	No Material Outside Event (as defined in the Purchase Agreement) shall have occurred or be continuing;
●	Our having performed, satisfied, and complied in all material respects with all covenants, agreements, and conditions required by the Purchase Agreement to be performed, satisfied, or complied with by us;
●	The absence of any statute, regulation, order, decree, writ, ruling, or injunction by any court or governmental authority of competent jurisdiction which prohibits or directly, materially, and adversely affects any of the transactions contemplated by the Purchase Agreement;
●	Trading in our common stock shall not have been suspended by the SEC and we shall not have received any final and non-appealable notice that the listing or quotation of the common stock on the OTC Markets shall be terminated;
●	There shall be a sufficient number of authorized but unissued and otherwise unreserved shares of common stock for the issuance of all the common stock issuable pursuant to such Advance Notice;
●	The representations contained in the applicable Advance Notice shall be true and correct in all material respects; and
●	The Pricing Period for all prior Advance Notices shall have been completed.

Short-Selling or Hedging by YA

YA has agreed that, during the term of the Purchase Agreement, neither YA nor its affiliates will engage in any short sales or establish any “put equivalent position” (as such term is defined in Rule 16a-1 under the Exchange Act) with respect to the shares of common stock issued to YA solely to the extent that such “put equivalent position” establishes a net short position with respect to such shares of common stock, provided that upon receipt of an Advance Notice, YA may sell shares that it is obligated to purchase under such Advance Notice prior to taking possession of such shares.

Termination of the Purchase Agreement

Unless earlier terminated as provided in the Purchase Agreement, the Purchase Agreement will automatically terminate upon the earliest of:

i. The expiration of the 36-month period following the date of execution of the Purchase Agreement; and

ii. YA’s purchase of the Commitment Amount worth of common stock under the Purchase Agreement.

We have the right to terminate the Purchase Agreement at any time, at no cost or penalty, upon five trading days’ prior written notice to YA, providing that there are no:

i. Advance Notices under which the common stock has not yet been issued and paid for; and

ii. Amounts owed to YA pursuant to the Purchase Agreement.

We and YA may also terminate the Purchase Agreement at any time by mutual written consent.

Effect of Performance of the Purchase Agreement on our Stockholders

All shares of common stock that have been or may be issued or sold by us to YA under the Purchase Agreement that are being registered under the Securities Act for resale by YA under this prospectus are expected to be freely tradeable. The shares of common stock being registered for resale in this offering may be issued and sold by us to YA from time to time at our discretion over a period of up to 36 months commencing on the date of execution of the Purchase Agreement. The resale by YA of a significant amount of shares registered for resale in this offering at any given time, or the perception that these sales may occur, could cause the market price of our common stock to decline and to be highly volatile. Sales of our common stock, if any, to YA under the Purchase Agreement will depend on market conditions and other factors. We may ultimately decide to sell to YA all, some, or none of the shares of our common stock that may be available for us to sell to YA pursuant to the Purchase Agreement.

Depending on market prices of shares of our common stock and subject to limitations in the Purchase Agreement, we may seek to issue and sell to YA under the Purchase Agreement more shares of our common stock than are offered under this prospectus in order to receive the aggregate gross proceeds equal to the $30.0 million Commitment Amount under the Purchase Agreement. If we choose to do so, we must first register for resale under the Securities Act any such additional shares, which could cause additional substantial dilution to our stockholders. The number of shares ultimately offered for resale under this prospectus is dependent upon the number of shares we direct YA to purchase under the Purchase Agreement.

DESCRIPTION OF COMMON STOCK

The following description of our capital stock and provisions of our amended and restated certificate of incorporation and amended and restated bylaws are summaries. You should also refer to the amended and restated certificate of incorporation and the amended and restated bylaws, which are filed as exhibits to the registration statement of which this prospectus is part.

General

Our amended and restated certificate of incorporation authorizes us to issue up to 1,755,000,000 shares of capital stock, including 1,750,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share. As of October 31, 2025, we had 1,262,563,778 shares of common stock outstanding, and 19,000 shares of Series B Preferred Stock (as defined below), 6,335 shares of Series C Preferred Stock (as defined below), and 8,452 shares of Series D Preferred Stock (as defined below) issued and outstanding.

Common Stock

Each outstanding share of common stock entitles the holder to one vote, either in person or by proxy, on all matters submitted to a vote of stockholders, including the election of directors. There is no cumulative voting in the election of directors. All actions required or permitted to be taken by stockholders at an annual or special meeting of the stockholders must be effected at a duly called meeting, with a quorum present of a majority in voting power of the shares entitled to vote thereon. Special meetings of the stockholders may only be called by our Board acting pursuant to a resolution approved by the affirmative majority of the entire Board. Subject to the rights, if any, of any series of preferred stock to elect directors and to remove any director whom the holders of any such stock have the right to elect, any director (including persons elected by directors to fill vacancies in the Board) may be removed from office, with or without cause, only by the affirmative vote of the holders of at least a majority in voting power of the shares then entitled to vote at an election of directors. Other than with respect to actions permitted to be voted on by holders of preferred stock voting separately as a class or series, stockholders may not take action by written consent.

Subject to preferences which may be applicable to any outstanding shares of preferred stock from time to time, holders of our common stock have equal ratable rights to such dividends as may be declared from time to time by our Board out of funds legally available therefor. In the event of any liquidation, dissolution or winding-up of our affairs, holders of common stock will be entitled to share ratably in our remaining assets after provision for payment of amounts owed to creditors and preferences applicable to any outstanding shares of preferred stock. All outstanding shares of common stock are fully paid and nonassessable. Holders of common stock do not have preemptive rights.

Also, under Section 170 of the Delaware General Corporation Law, due to the Company’s accumulated deficit of approximately $893.3 million as of August 31, 2025, the Company is prohibited from paying any dividends, whether in cash, other property, or shares of capital stock, until the deficiency in the amount of capital represented by the Company’s issued and outstanding preferred stock shall have been repaired.

The rights, preferences and privileges of holders of common stock are subject to the rights of the holders of any outstanding shares of preferred stock. As more fully described in our amended and restated certificate of incorporation, holders of our common stock are not entitled to vote on certain amendments to the certificate of incorporation related solely to our preferred stock.

Our common stock is presently quoted on the OTCQB tier of the OTC Markets marketplace under the trading symbol CYDY. Our transfer agent and registrar is Computershare Shareholder Services.

Anti-takeover Effects of Delaware Law and our Amended and Restated Certificate of Incorporation

As described above, our Board is authorized to designate and issue shares of preferred stock in series and define all rights, preferences and privileges applicable to such series. This authority may be used to make it more difficult or less economically beneficial to acquire or seek to acquire us.

Special meetings of the stockholders may only be called by our Board acting pursuant to a resolution approved by the affirmative majority of the entire Board. Stockholders may not take action by written consent.

PLAN OF DISTRIBUTION

On November 3, 2025, we entered into the Purchase Agreement with YA. The Purchase Agreement provides that, upon the terms and subject to the conditions set forth therein, YA is committed to purchase up to $30.0 million in shares of our common stock over a 36-month commitment period. From time to time, and at our sole discretion, we may present YA with Advance Notices to purchase shares of our common stock. The shares would be purchased pursuant to the Purchase Agreement at 98% of the lowest daily VWAP during the relevant Pricing Period as set forth in the Purchase Agreement.

The shares of common stock offered by this prospectus are being offered by the Selling Stockholder, YA. The Selling Stockholder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

It is possible that our shares may be sold from time to time by YA in one or more of the following methods:

●	Ordinary brokers’ transactions;
●	Transactions involving cross or block trades;
●	through brokers, dealers, or underwriters who may act solely as agents;
●	in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;
●	in privately negotiated transactions; or
●	any combination of the foregoing.

Offerings of securities covered by this prospectus also may be made into an existing trading market for those securities in transactions at other than a fixed price, either:

●	on or through the facilities of the OTCQB of the OTC Markets Group, Inc. or any other securities exchange or quotation or trading service on which those securities may be listed, quoted, or traded at the time of sale; and/or
●	to or through a market maker other than on the securities exchanges or quotation or trading services set forth above.

YA has agreed that, during the term of the Purchase Agreement, neither YA nor its affiliates will engage in any short sales or hedging transactions which establish a net short position with respect to our common stock; provided that upon receipt of an Advance Notice, YA may sell shares that it is obligated to purchase under such Advance Notice prior to taking possession of such shares.

We have advised YA that it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes YA, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security that is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security.

We will pay the expenses incident to the registration under the Securities Act of the offer and sale of the shares of our common stock covered by this prospectus by the Selling Stockholder. We estimate that our total expenses for the offering will be approximately $131,935.82 (excluding the Commitment Shares). As consideration for its irrevocable commitment to purchase our common stock under the Purchase Agreement, we will issue the Commitment Shares to the Selling Stockholder, with 50% of the Commitment Shares to be issued within five days of the Effective Date and 50% of the Commitment Shares to be issued on the six-month anniversary of the Effective Date. We also paid a $25,000 structuring fee the Selling Stockholder in connection with entry into the Purchase Agreement.

Brokers, dealers, underwriters, or agents participating in the distribution of the shares of our common stock offered by this prospectus may receive compensation in the form of commissions, discounts, or concessions from the purchasers, for whom the broker-dealers may act as agent, of the shares sold by the Selling Stockholder through this prospectus. The compensation paid to any such particular broker-dealer by any such purchasers of shares of our common stock sold by the Selling Stockholder may be less than or in excess of customary commissions. Neither we nor the Selling Stockholder can presently estimate the amount of compensation that any agent will receive from any purchasers of shares of our common stock sold by the Selling Stockholder.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Miller Nash LLP.

EXPERTS

The consolidated financial statements for the fiscal year ended May 31, 2025, incorporated in this prospectus by reference from our 2025 Form 10-K, have been audited by CBIZ CPAs P.C., an independent registered public accounting firm. Their report relating to the consolidated financial statements of CytoDyn Inc. contains one explanatory paragraph regarding substantial doubt as to CytoDyn Inc.’s ability to continue as a going concern. The report is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements for the fiscal year ended May 31, 2024, incorporated in this prospectus by reference from our 2025 Form 10-K, have been audited by Marcum LLP, an independent registered public accounting firm. Their report relating to the consolidated financial statements of CytoDyn Inc. contains one explanatory paragraph regarding substantial doubt as to CytoDyn Inc.’s ability to continue as a going concern. The report is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of the Registration Statement. This prospectus does not contain all of the information in the Registration Statement, including the exhibits filed with or incorporated by reference into the Registration Statement. The Registration Statement, its exhibits, and the documents incorporated by reference into this prospectus and their exhibits, all contain information that is material to the offering of the securities hereby. Whenever a reference is made in this prospectus to any of our contracts or other documents, the reference may not be complete. You should refer to the exhibits that are a part of the Registration Statement in order to review a copy of the contract or documents. The Registration Statement and the exhibits are available through the SEC’s EDGAR website.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC’s website at www.sec.gov and on our website at www.cytodyn.com. The information found on, or that can be accessed from or that is hyperlinked to, our website is not part of this prospectus or any applicable prospectus supplement.

We will provide you without charge, upon your oral or written request, with a copy of any or all reports, proxy statements and other documents we file with the SEC, as well as any or all of the documents incorporated by reference in this prospectus or the Registration Statement (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to:

CytoDyn Inc.

1111 Main Street, Suite 660

Vancouver, Washington 98660

(360) 980-8524

You should rely only on the information in this prospectus and the additional information described above and under the heading “Incorporation of Certain Information by Reference” below. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus was accurate only on the date of the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

The representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement.

We incorporate by reference the documents listed below that we have previously filed with the SEC:

●	Our Annual Report on Form 10-K for the fiscal year ended May 31, 2025 filed with the SEC on July 25, 2025 (the “2025 Form 10-K”);
●	Our Quarterly Report on Form 10-Q for the quarter ended August 31, 2025 filed with the SEC on October 10, 2025;
●	Our Current Report on Form 8-K filed with the SEC on November 3, 2025;
●	The description of our common stock contained in Exhibit 4.1 to our Registration Statement on Form S-1 filed on February 7, 2024.

All reports and other documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement, and after the date of this prospectus but before the termination of the offering of the securities hereunder will also be considered to be incorporated by reference into this prospectus from the date of the filing of these reports and documents, and will supersede the information herein; provided, however, that all reports, exhibits and other information that we “furnish” to the SEC will not be considered incorporated by reference into this prospectus. We undertake to provide without charge to each person (including any beneficial owner) who receives a copy of this prospectus, upon written or oral request, a copy of all of the preceding documents that are incorporated by reference (other than exhibits, unless the exhibits are specifically incorporated by reference into these documents). You may request a copy of these materials in the manner set forth under the heading “Where You Can Find More Information” above.

UP TO 120,000,000 SHARES OF COMMON STOCK

PROSPECTUS

, 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable in connection with the sale and distribution of the securities being registered. All amounts are estimates except the SEC registration fee.

SEC Registration Fee	$3,935.82
Legal Fees and Expenses	120,000.00
Accounting Fees and Expenses	6,000.00
Printing	2,000.00
Miscellaneous	—
Total	$131,935.82

Item 15.Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (the “DGCL”) authorizes a corporation to indemnify its directors, officers, employees and agents against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement reasonably incurred, provided they act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe their conduct was unlawful, although in the case of proceedings brought by or on behalf of the corporation, such indemnification is limited to expenses and is not permitted if the individual is adjudged liable to the corporation (unless the Delaware Court of Chancery or the court in which such proceeding was brought determines otherwise in accordance with the DGCL).

Section 102 of the DGCL authorizes a corporation to limit or eliminate its directors’ liability to the corporation or its stockholders for monetary damages for breaches of fiduciary duties, other than for (1) breaches of the duty of loyalty, (2) acts or omissions not in good faith or that involve intentional misconduct or knowing violations of law, (3) unlawful payments of dividends, stock purchases or redemptions or (4) transactions from which a director derives an improper personal benefit.

The registrant’s certificate of incorporation and by-laws contain provisions protecting its directors and officers to the fullest extent permitted by Sections 102 and 145 of the DGCL.

Section 145 of the DGCL also authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation against certain liabilities asserted against and incurred by such person in any such capacity or arising out of such person’s status as such. The registrant maintains liability insurance covering its directors and officers for claims asserted against them or incurred by them in such capacity.

The registrant has entered into agreements to indemnify its directors and officers to the maximum extent allowed under Delaware law. These agreements, among other things, indemnify the registrant’s directors and officers for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts reasonably incurred by such person in any action or proceeding, including any action by or in the registrant’s right, on account of any services undertaken by such person on behalf of the registrant or that person’s status as a member of the registrant’s board of directors.

The registrant also maintains insurance policies that indemnify its directors and officers against various liabilities arising under the Securities Act of 1933 and the Securities Exchange Act of 1934 that might be incurred by any director or officer in his capacity as such.

Item 16.Exhibits

The Index to Exhibits listing the exhibits required by Item 601 of Regulation S-K is located on the page immediately preceding the signature page to this registration statement.

Item 17.Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(a)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933,
(b)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement,
(c)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (1)(a), (1)(b) and (1)(c) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(a)	If the registrant is relying on Rule 430B:
(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be a part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(a)	Any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;
(b)	Any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;
(c)	The portion of any other free writing prospectus relating to the offering containing material information about registrant or its securities provided by or on behalf of the registrant; and
(d)	Any other communication that is an offer in the offering made by a registrant to the purchaser.
(6)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the forgoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

INDEX TO EXHIBITS

Exhibit No.	Description

3.1

Amended and Restated Certificate of Incorporation of CytoDyn Inc., as amended through November 9, 2023 (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S1 (Registration No. 333 282000) filed with the SEC on February 7, 2024).

3.2	Amended and Restated By-Laws of CytoDyn Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8K12G3 filed with the SEC on November 19, 2018).

5.1*	Opinion of Miller Nash LLP.

10.1

Standby Equity Purchase Agreement, dated November 3, 2025, by and between CytoDyn Inc. and YA II PN, Ltd. (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on November 3, 2025).

23.1*	Consent of Marcum LLP.

23.2*	Consent of CBIZ CPAs P.C.

23.3*	Consent of Miller Nash LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page).

107*	Filing Fee Table.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, State of Washington, as of November 4, 2025.

CYTODYN INC.

By:	/s/ Jacob Lalezari
Jacob Lalezari
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Robert E. Hoffman and Tyler Blok, or either of them, as his or her true and lawful attorney-in-fact and agent for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agents, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Jacob Lalezari	Chief Executive Officer	November 4, 2025
Jacob Lalezari	(Principal Executive Officer)

/s/ Robert E. Hoffman	Chief Financial Officer	November 4, 2025
Robert E. Hoffman	(Principal Financial and Accounting Officer)

/s/ Tanya Durkee Urbach	Director	November 4, 2025
Tanya Durkee Urbach

/s/Lishomwa Ndhlovu	Director	November 4, 2025
Lishomwa Ndhlovu, M.D., Ph.D.

/s/ Karen Brunke	Director	November 4, 2025
Karen Brunke, Ph.D.

/s/ Ryan Dunlap	Director	November 4, 2025
Ryan Dunlap

/s/ Stephen Simes	Director	November 4, 2025
Stephen Simes